EXHIBIT 99.1

IMMEDIATE RELEASE	NEWS
May 7, 2013	Nasdaq: EVOL

Evolving Systems Reports First Quarter 2013 Financial Results

Total revenue of $6.7 million, up 13% year over year

Adjusted EBITDA of $2.0 million, up 144% year over year

Net income of $1.2 million, up 55% year over year

Company generates $2.8 million in cash from operations, up from $1.5 million in Q1 last year

Second quarter dividend declared: $0.08 per share to stockholders of record on June 10, 2013, payable July 12, 2013

ENGLEWOOD, Colorado — Evolving Systems, Inc. (Nasdaq: EVOL), a leading provider of strategic solutions to telecom operators worldwide, today reported strong revenue and profit growth for its first quarter ended March 31, 2013.

“We’re off to a strong start to 2013. First quarter revenue increased by 13%, led by license and services revenue growth of 19%, and adjusted-EBITDA increased by 144%,” said Thad Dupper, Chairman and CEO.  “First quarter bookings were in line with our expectations, growing year over year. Our Dynamic SIM Allocation™ (DSA) bookings came in well above our expectations with sequential quarter growth of 93%, led by upgrades from an existing DSA customer.  Profitability was particularly noteworthy, with record first quarter gross margins of 72%, adjusted-EBITDA margins of 30% and operating margins of 27%.  In addition, we grew cash and cash equivalents to $11.5 million from a year-ending $8.8 million, while continuing to invest in enhancing DSA functionality with the addition of our SIM Reservation Portal.  As a result of our solid and sustained profitability, our Board of Directors today declared a second quarter dividend of $0.08 per share as a tangible sign of the confidence we have in our business.”

First Quarter Highlights

•                  Revenue increased 13% to $6.7 million from $5.9 million in the same quarter last year. License and services revenue grew 19% to $4.5 million from $3.8 million.  Customer support revenue was up slightly to $2.2 million from $2.1 million.

•                  Operating income increased 210% to $1.8 million from $0.6 million in the first quarter last year.

•                  Net income increased 55% to $1.2 million from $0.8 million in the first quarter last year.  Diluted net income per share was $0.10, up from $0.07.

•                  Adjusted EBITDA of $2.0 million, up 144% from $0.8 million in the same quarter last year.

•                  Cash Flow: The Company generated $2.8 million in cash from operations in the first quarter compared with $1.5 million in the same quarter last year.

•                  Balance Sheet: Cash and cash equivalents at March 31, 2013, were $11.5 million, up from $8.8 million at 2012 year-end.

•                  Dividend Update: The Company declared a second quarter dividend of $0.08 per share to stockholders of record on June 10, 2013, payable July 12, 2013.

Bookings and Backlog Highlights

•                  First quarter bookings totaled $5.7 million, up slightly from $5.6 million in the same quarter last year.  First quarter bookings included $3.6 million in license and services and $2.1 million in customer support. DSA license and services bookings in the first quarter were $1.8 million, down from $2.6 million year over year. TSA license and services bookings were $1.8 million, up from $1.2 million last year. Bookings are defined as new, non-cancelable orders expected to be recognized as revenue during the following 12 months.

•                  Total backlog at March 31, 2013, was $9.8 million compared to $12.5 million a year ago. License and services backlog totaled $5.6 million and was comprised of $3.1 million in DSA and $2.5 million in TSA.  Customer support backlog was $4.2 million.

Conference Call

The Company will conduct a conference call and webcast today at 2:30 p.m. Mountain Time.  The call-in numbers for the conference call are 1-877-303-6316 for domestic toll free and 650-521-5176 for international callers.  The conference ID is 57803570.  A telephone replay will be available through May 21, 2013, and can be accessed by calling 1-855-859-2056 or 1-404-537-3406. Conference ID 57803570. To access a live webcast of the call, please visit Evolving Systems’ website at www.evolving.com.  A replay of the Webcast will be accessible at that website through May 21, 2013.

Non-GAAP Financial Measures

Evolving Systems reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP).  In addition, the Company is providing in this news release non-GAAP financial information in the form of net income, diluted net income per share and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions.)  Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance.  Investors and financial analysts who follow the Company use non-GAAP net income and non-GAAP diluted income per share to compare the Company against other companies.  Adjusted EBITDA can be useful for lenders as an indicator of earnings available to service debt.  Non-GAAP financial measures should not be considered in isolation from or as an alternative to the financial information prepared in accordance with GAAP.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ: EVOL) is a provider of software and services to 50 network operators in over 40 countries worldwide.  The Company’s product portfolio includes market-leading activation products that address subscriber service activation, SIM card activation, mobile broadband activation as well as the activation of connected devices.  Founded in 1985, the Company has headquarters in Englewood, Colorado, with offices in the United Kingdom, India and Malaysia.  For more information please visit www.evolving.com or follow us on Twitter: http://twitter.com/EvolvingSystems

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Specifically, statements about the Company’s future orders, the market for the Company’s DSA and TSA products, and the Company’s continued ability to pay dividends or post quarterly results that are similar to those described in this press release are forward-looking statements. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements.  Actual results could vary materially from these expectations.  For a more extensive discussion of Evolving Systems’ business, and important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s Form 10-K filed with the SEC on March 12, 2013, as well as other SEC filings, including Forms 10-Q, 10-Q/A, 8-K and press releases.

Investor Relations	Press Relations

Jay Pfeiffer Pfeiffer High Investor Relations, Inc. 303.393.7044 jay@pfeifferhigh.com	Sarah Hurp Marketing Manager Evolving Systems +44 1225 478060 sarah.hurp@evolving.com

Consolidated Statements of Operations

(In thousands except per share data)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
Revenue:
License fees and services	$4,507	$3,784
Customer support	2,162	2,124
Total revenue	6,669	5,908
Costs of revenue and operating expenses:
Costs of license fees and services, excluding depreciation and amortization	1,536	1,818
Costs of customer support excluding depreciation and amortization	308	360
Sales and marketing	1,301	1,341
General and administrative	895	913
Product development	713	729
Depreciation	37	73
Amortization	98	99
Total costs of revenue and operating expenses	4,888	5,333
Income (loss) from operations	1,781	575
Other income (expense):
Interest income	3	21
Interest income, related party	—	432
Interest expense	(6)	—
Foreign currency exchange loss	(43)	(96)
Other income (expense), net	(46)	357
Income from operations before income taxes	1,735	932
Income tax expense	562	174
Net income	$1,173	$758
Basic income per common share	$0.10	$0.07
Diluted income per common share	$0.10	$0.07
Weighted average basic shares outstanding	11,409	11,164
Weighted average diluted shares outstanding	11,691	11,369

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$11,460	$8,844
Short-term restricted cash	50	53
Contract receivables, net	5,345	4,803
Unbilled work-in-progress, net	3,600	4,802
Prepaid and other current assets	877	1,133
Total current assets	21,332	19,635
Property and equipment, net	193	211
Amortizable intangible assets, net	96	204
Goodwill	15,531	16,510
Long-term deferred income taxes	—	27
Other long-term assets	4	6
Total assets	$37,156	$36,593
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$4	$4
Accounts payable and accrued liabilities	3,228	3,833
Income taxes payable	545	308
Dividends payable	913	—
Unearned revenue	2,354	1,596
Total current liabilities	7,044	5,741
Long-term liabilities:
Capital lease obligations, net	14	16
Long-term deferred income taxes	39	—
Total liabilities	7,097	5,757
Stockholders’ equity:
Common stock	11	11
Additional paid-in capital	92,068	91,957
Treasury stock	(1,253)	(1,253)
Accumulated other comprehensive loss	(4,445)	(3,297)
Accumulated deficit	(56,322)	(56,582)
Total stockholders’ equity	30,059	30,836
Total liabilities and stockholders’ equity	$37,156	$36,593

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except per share data)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
Non-GAAP net income and income per share:
GAAP net income	$1,173	$758
Amortization of intangible assets	98	99
Stock-based compensation expense	75	71
Income tax adjustment for non-GAAP*	(32)	(34)
Non-GAAP net income	$1,314	$894

Diluted net income per share
GAAP	$0.10	$0.07
Non-GAAP	$0.11	$0.08
Non-GAAP continuing operations	$0.11	$0.08
Shares used to compute diluted EPS	11,691	11,369

	Three months ended
	March 31,
	2013	2012
Adjusted EBITDA:

Net income	$1,173	$758
Depreciation	37	73
Amortization of intangible assets	98	99
Stock-based compensation expense	75	71
Interest expense and other (benefit), net	46	(357)
Income tax expense	562	174
Adjusted EBITDA	$1,991	$818

*The estimated income tax for non-GAAP net income is adjusted by the amount of additional expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability, taking into account in which tax jurisdiction each of the above adjustments would be made and the tax rate in that jurisdiction.